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                                  EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this ___ day of February 2005, by and among Palisades Master Fund, LP and PEF Advisors, Ltd.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G relating to their ownership (direct or otherwise) of any securities of Viragen, Inc., a Delaware corporation, and any and all amendments thereto and any other document relating thereto
(collectively, the "Filings") required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement is intended to satisfy the requirements of Rule 13d-l (k)(l) under the Exchange Act. This agreement may be executed in any number of counterparts, each of which shall be deemed to be in original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                 PALISADES MASTER FUND, L.P.

                                 By: Discovery Management Ltd.,
                                     its authorized signatory

                                 By: /s/ Leslie Elliot and /s/ Arlene Decastro
                                     -----------------------------------------
                                     Name:  Leslie Elliot and Arlene Decastro
                                     Title: Authorized Signatories


                                 PEF ADVISORS, LTD.

                                 By: /s/ Paul T. Mannion, Jr.
                                     -------------------------
                                     Name: Paul T. Mannion, Jr.
                                     Title: Authorized Signatory